UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

INTERVAL LEISURE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34062	26-2590997
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6262 Sunset Drive Miami, Florida	33143
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 666-1861

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (“Amendment”) is being filed to amend the Current Report on Form 8-K filed by Interval Leisure Group, Inc. (“ILG”) with the Securities and Exchange Commission on May 12, 2016. As previously reported in the Form 8-K, on May 11, 2016, ILG completed the acquisition of Vistana Signature Experiences, Inc. (“Vistana”), with the merger of Vistana into a wholly owned subsidiary of ILG immediately following the spin-off of Vistana (the “Spin-Off”) by Starwood Hotels & Resorts Worldwide, Inc. as well as the purchase of related assets (collectively, the “Transactions”), resulting in the acquisition by ILG of the vacation ownership business of Starwood (the “Vistana Business”).

As permitted by Item 9.01 of Form 8-K, ILG indicated in the initial Form 8-K that we would file the pro forma financial information required pursuant to Item 9.01(b) reflecting the effect of the acquisition by amendment to the initial Form 8-K.  This Amendment is being filed to amend and supplement the initial Form 8-K to include such financial information.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

Attached to this Amendment as Exhibit 99.1 are the following pro forma financial statements of ILG, in each case giving effect to ILG’s acquisition of Vistana, which are incorporated herein by reference:

(1)         Unaudited pro forma condensed consolidated balance sheet as of March 31, 2016, and the notes thereto; and

(2)         Unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015, and the notes thereto.

(d)   Exhibits to this Form 8-K

Exhibit No.	Description

99.1

Unaudited pro forma condensed consolidated balance sheet as of March 31, 2015, and the notes thereto; and unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015, and the notes thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

Date: July 22, 2016
	By:	/s/ William L. Harvey
	Name:	William L. Harvey
	Title:	Executive Vice President and
Chief Financial Officer

Exhibits Index

Exhibit No.	Description
99.1

Unaudited pro forma condensed consolidated balance sheet as of March 31, 2015, and the notes thereto; and unaudited pro forma condensed consolidated statements of income for the three months ended March 31, 2016 and the year ended December 31, 2015, and the notes thereto.